UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2007

VISKASE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3089	95-2677354
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8205 South Cass Avenue, Suite 115, Darien, Illinois	60561
(Address of principal executive offices)	(Zip Code)

(630) 874-0700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2007, Gordon S. Donovan, Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Viskase Companies, Inc. (the “Company”), announced his intention to retire from the Company and resign his positions with the Company, each effective as of January 31, 2007. In connection with Mr. Donovan’s retirement and resignation, the Company and Mr. Donovan entered into a Separation Agreement dated January 15, 2007 (the “Separation Agreement”) that provides for payment of the amounts contemplated by the Severance Benefit Agreement, dated as of January 3, 2006, between the Company and Mr. Donovan. Pursuant to the Separation Agreement, Mr. Donovan is entitled to receive a continuation of his base salary of $16,568 per month for a period of six months following his retirement and resignation from the Company. Mr. Donovan is also entitled to receive a lump sum payment of $17,400 in respect of his automobile lease and to receive medical, dental and life benefits on behalf of himself and his eligible dependents for a period of six months following his retirement and resignation from the Company, or earlier in the event that Mr. Donovan becomes eligible under the plans of a new employer. The Separation Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Separation Agreement.

The Board of Directors of the Company has appointed Charles J. Pullin as the Company’s Vice President, Chief Financial Officer, Treasurer and Secretary, effective as of February 1, 2007. Mr. Pullin, 42, has served as the Company’s Vice President and Chief Process Officer since August 2006 and will continue to serve in that capacity until January 31, 2007. From September 2004 to August 2006, Mr. Pullin was Chief Information Officer, and from December 2003 to September 2004 he was Director, Strategic Financial Planning. From 2002 through 2003, Mr. Pullin served as the Chief Financial Officer of OnlyOne, a provider of enhanced telephone services to small businesses. In addition, he was the Managing Director of QuantumShift, a telecommunications management solutions provider, from 2000 through 2002.

Item 9.01	Financial Statements and Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description

10.1	Separation Agreement dated January 15, 2007 between Viskase Companies, Inc. and Gordon S. Donovan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISKASE COMANPANIES, INC.

By:	/s/Robert L. Weisman
Robert L. Weisman
President and Chief Executive Officer

Date: January 16, 2007